UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

TIPPINGPOINT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15715	74-2902814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501B North Capital of Texas Highway

Austin, Texas 78731

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(512) 681-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 16, 2004, Mr. James Hamilton, the President of TippingPoint Technologies, Inc. (“TippingPoint”), and TippingPoint entered into a Second Amendment to Employment Agreement, which amends the Employment Agreement, effective as of September 10, 2003, as amended July 19, 2004, between Mr. Hamilton and TippingPoint, and extends the initial term of his employment under the Employment Agreement to July 31, 2005.

Also on December 16, 2003, Mr. Hamilton and TippingPoint entered into a First Amendment to Inducement Restricted Stock Agreement, which amends the Inducement Restricted Stock Agreement effective as of September 15, 2003 between Mr. Hamilton and TippingPoint. The amendment adds a new provision stating that the provisions regarding accelerated vesting of unvested Restricted Stock held by Mr. Hamilton shall not apply to a change of control that closes on or before July 31, 2005. Instead, upon such a change of control, all remaining unvested Restricted Stock shall immediately vest upon the earlier of the death of Mr. Hamilton or the one year anniversary of such change of control, provided that Mr. Hamilton either remains in the employ of TippingPoint until such anniversary or does not materially breach the provisions of the non-competition agreement included in Mr. Hamilton’s Employment Agreement with TippingPoint.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Second Amendment to Employment Agreement entered into effective as of December 16, 2004 by and between TippingPoint Technologies, Inc. and James A. Hamilton

10.2	First Amendment to Inducement Restricted Stock Agreement entered into by and between James A. Hamilton and TippingPoint Technologies, Inc. effective as of December 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPPINGPOINT TECHNOLOGIES, INC.

December 21 2004	By:	/s/ Adam Chibib
Adam Chibib
Chief Financial Officer

TIPPINGPOINT TECHNOLOGIES, INC.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Employment Agreement entered into effective as of December 16, 2004 by and between TippingPoint Technologies, Inc. and James A. Hamilton

10.2	First Amendment to Inducement Restricted Stock Agreement entered into by and between James A. Hamilton and TippingPoint Technologies, Inc. effective as of December 16, 2004